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                                                                    EXHIBIT 99.1


VERTICALNET, INC. TO LAUNCH EUROPEAN JOINT VENTURE WITH BRITISH
TELECOMMUNICATIONS, PLC AND INTERNET CAPITAL GROUP

  HORSHAM, Penn.--(BUSINESS WIRE)--Feb. 1, 2000--VerticalNet, Inc. (NASDAQ:
VERT), the Internet's leading portfolio of business-to-business trading communities, announced today the formation of VerticalNet(R) Europe, a joint venture with global communications company British Telecommunications, plc ("BT") (NYSE: BTY) and Internet Capital Group (NASDAQ: ICGE). VerticalNet, Inc. will be a majority shareholder in the joint venture. VerticalNet Europe is funded with $227 million in cash and assets from the three partners. The combined cash contribution of $107 million in financing is one of the largest ever raised for a business-to-business Internet company.

  In addition to the formation of this European joint venture, VerticalNet Europe and BT have agreed immediately to create VerticalNet UK Ltd. as part of the joint venture. VerticalNet UK will be co-branded by VerticalNet and BT.

  "The rollout of international operations is a tremendous milestone for the Company," said VerticalNet President and CEO Mark Walsh. "With VerticalNet Europe we are entering into the Internet's next hypergrowth market. Partnering with BT and Internet Capital will allow us to exploit this opportunity very rapidly, as our simultaneous creation of VerticalNet UK demonstrates.

  "BT's considerable presence, reach and alliances within Europe along with Internet Capital's network of partner companies and industry expertise form a solid combination with VerticalNet's know-how and business-to-business trading communities. Establishing strong regional positions with global distribution channels will offer the most effective end-to-end e-commerce services for our members," Walsh said.

  "This initiative is a powerful and important boost for the European B2B market," said Walter Buckley, President and CEO of Internet Capital Group. "Internet Capital is committed to providing the operational and strategic support necessary to build its partner companies on a global basis. We're excited to be able to support VerticalNet's European expansion."


eBusiness Comes to Europe

  As a result of the joint venture, European companies will benefit from tightly-focused online trade communities where they can obtain news and information about their industry, communicate with other companies in the sector and engage in e-commerce and auction activities.
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  Within each distinct UK VerticalNet Web site, businesses can meet, seek and exchange information, ideas, products and services. The sites will contain tailored editorial content including white papers written by key sector personalities, news updates, product information, classified advertisements and job listings.

  "This joint venture with VerticalNet is part of our strategy of working with winning companies to bring the best Internet ideas and proven applications to our customers. The formation of VerticalNet Europe will enable thousands of businesses throughout Europe to reap immediate eBusiness benefits," said Ben Andradi, managing director of BT Internet and eBusiness. "The sheer variety of information, communication and trading opportunities will make the concept of trading communities virtually impossible to ignore." And with global business-to-business e-commerce predicted to be worth $1.3 trillion by 2002 it is vital that we provide European businesses with the right tools to get involved."

  Mario Shaffer, VerticalNet Vice President of Business Development and International, was named acting CEO of VerticalNet Europe. "We are actively seeking employees, partners, and acquisitions for the joint venture to enable us to expand quickly," Shaffer said.

About British Telecommunications, plc

  British Telecommunications plc (BT) is one of the world's leading providers of telecommunications services. With a market capitalisation in excess of (pound)80 billion, it is one of the largest private sector companies in Europe. Its principal activity is the supply of local, long distance and international telecommunications services and equipment in the UK, serving 27 million exchange lines. International direct-dialled telephone service is available to more than 200 countries and other overseas territories - covering 99 per cent of the world's 800 million telephones.

  BT is expanding its presence overseas rapidly and has operations in more than 30 countries worldwide, with joint ventures in the Republic of Ireland, France, Switzerland, Spain, Germany, Italy, the Netherlands, Sweden, New Zealand, Japan, Singapore, Malaysia, Korea and India. Concert, a wholly-owned subsidiary of BT, is based in the US and develops advanced networking services for global companies. Today, Concert's intelligent network platform provides an array of global telecommunications services to more than 4,400 companies in over 50 countries.

  In July 1998, BT announced the formation of a US$10 billion global venture combining its trans-border assets and operations with those of AT&T and developing an intelligent Internet Protocol (IP)-based network which will support services such as global electronic commerce, global call centres and new Intranet based solutions. The joint venture, which includes Concert, is expected to be completed during the second half of 1999.

About Internet Capital Group
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  Internet Capital Group is an Internet holding company actively engaged in business-to-business e-commerce through a network of Partner Companies. It provides operational assistance, capital support, industry expertise and a strategic network of business relationships intended to maximize the long-term market potential of more than 50 business-to-business e-commerce partner companies.



About VerticalNet, Inc.

  VerticalNet, Inc. (www.verticalnet.com), owns and operates 55 industry-specific Web sites designed as online business-to-business communities, known as vertical trade communities. These vertical trade communities provide users with comprehensive sources of information, interaction and e-commerce.

  They are grouped into industry sectors: ADVANCED TECHNOLOGIES: Aerospace Online, Auto Central.com, Computer OEM Online, Embedded Technology.com, Plant Automation.com, Semiconductor Online, Test and Measurement.com; COMMUNICATIONS:
Digital Broadcasting.com, EC Online, Fiber Optics Online, Photonics Online, Premises Networks.com, RF Globalnet, Wireless Design Online, Wireless Networks Online; ENVIRONMENTAL: ElectricNet, Pollution Online, Power Online, PublicWorks.com, Pulp and Paper Online, Solid Waste.com, Water Online; FOOD AND
PACKAGING: Bakery Online, Beverage Online, Dairy Network.com, Food Ingredients Online, Food Online, Meat and Poultry Online, Packaging Network.com; FOODSERVICE AND HOSPITALITY: E-Hospitality.com, Foodservice Central.com; HEALTHCARE/SCIENCE:
Bioresearch Online, Drug Discovery Online, E-Dental.com, Home Health Provider.com, Hospital Network.com, Laboratory Network.com, Long Term Care Provider.com, Medical Design Online, Nurses.com; MANUFACTURING AND METALS:
Machine Tools Online, Metrology World.com, Safety Online, Surface Finishing.com, Tooling Online; PROCESS: Adhesives and Sealants.com, Chemical Online, Hydrocarbon Online, Oil and Gas Online, Paint and Coatings.com, Pharmaceutical Online; PUBLIC SECTOR: GovCon.com; SERVICE: HR Hub.com, Property and Casualty.com; TEXTILES AND APPAREL: TextileWeb; OTHER: Oil Link.com, LabX.com, Industry Deals.com, IT CareerHub.com, Professional Store.com.

  This announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the completion of the formation of the joint venture, the implementation of the joint venture and information contained elsewhere in this document where statements are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates," "would," or similar expressions. For such statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
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The potential risks and uncertainties that could cause actual results to differ from those included in the forward-looking statements include, among others
(i)dependence on joint venture partners; (ii)rapid technological and market change; (iii)European government regulations relating to the Internet and other aspects of the joint venture; (iv)the ability to create the European joint venture on terms that are acceptable to the company; (vii)finding and retaining key personnel and (viii) intellectual property and licensing issues. Additional factors that could cause actual results to differ from those contained in the forward-looking statements include those set forth in the Company's Annual Report on Form 10-K for the period ending December 31, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, both of which have been filed with the SEC.

All trademarks are the property of their respective owners.


  CONTACT: VerticalNet, Inc.
        Investor Relations:
        Muriel Lange, Director of Investor Relations
        215/315-3367
        mlange@verticalnet.com

         or

        Media Contact for VerticalNet:
        Fran Lucivero, 212/931-6129
        fluiver@peppercom.com

         or

        Internet Capital Group
        Media Contact:
        Mary Stubbs, 415/356-1006
        stubbs@fleishman.com